EXHIBIT 23



                 Consent of Independent Accountants



We   hereby  consent  to  the  incorporation  by  reference  in   the
Registration  Statements on Form S-8(Nos. 33-20774,  33-22136,
33-41671, 33-46011 and 33-58701) of Structural Dynamics
Research Corporation of our report dated January 30, 1996 appearing on page 24 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page ___ of such Annual Report on Form 10-K.


/S/ Price Waterhouse LLP
Price Waterhouse LLP

Cincinnati, Ohio
March 27, 1996